EQ ADVISORS TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
For the period July 01, 2010 - December 31, 2010

  Underwriter    Commission
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

EQ/Global Multi-Sector Equity Portfolio (Morgan Stanley) 07/05/10 IDFC Capital Ltd. $45,389,076  $567,556,701 168.25 INR 0.09% Infrastructure Development Finance Co. Ltd Morgan Stanley India Company Private Ltd.

EQ/Global Multi-Sector Equity Portfolio (Morgan Stanley) 07/08/10 JP Morgan Asia $93,263,317  $10,440,464,776 3.20 HKD 1.97% Agriculture Bank of China - H Shares Morgan Stanley Asia and China International Capital Corp.

EQ/JPMorgan Value Opportunities Portfolio 07/23/10 Goldman Sachs and Co. $85,900  $2,024,000,000 $88.00  $2.64  Apache Corp. J.P. Morgan Securities, Inc.

EQ/Franklin Core Balanced Portfolio (BlackRock) 09/27/10 Morgan Stanley & Co., Inc. $315,000,000  $2,000,000,000 $99.975 0.45% NBC Universal, Inc. PNC Capital Markets LLC

EQ/Global Bond PLUS Portfolio (BlackRock) 09/27/10 Morgan Stanley & Co., Inc. $315,000,000  $2,000,000,000 $99.975 0.45% NBC Universal, Inc. PNC Capital Markets LLC

EQ/Global Multi-Sector Equity Portfolio (Morgan Stanley) 10/04/10 JP Morgan Asia $10,631,040  $916,071,445 17.98 HKD 2.50% Xinjiang Goldwind Science & Technology Co., Ltd. China International Capital Corp.

EQ/Global Multi-Sector Equity Portfolio (Morgan Stanley) 10/22/10 Deutsche Securities Asia $152,084,595  $14,847,040,049 19.68 HKD 1.75% AIA Group Ltd. Morgan Stanley Asia LTD.

EQ/JPMorgan Value Opportunities Portfolio 10/26/10 Morgan Stanley & Co. $7,207,800  $984,000,000 $12.30  $0.48/share  Prologis J.P. Morgan Securities, Inc.

EQ/Morgan Stanley Mid Cap Growth Portfolio 10/07/10 UBS London $4,918,211  $316,855,746 14.70 EUR 0.00% Edenred Morgan Stanley

EQ/Wells Fargo Advantage Omega Growth Portfolio 10/20/10 Baird $4,832,000  $176,000,000 $16.00  7.00% Vera Bradley, Inc. Wells Fargo Securities

EQ/BlackRock Basic Value Equity Portfolio 11/18/10 JP Morgan Securities LLC $9,810,900  $15,774,000,000 $33.00 $0.2475/share General Motors Co. Sanford C. Bernstein & Co, LLC

EQ/Equity Growth PLUS Portfolio (BlackRock) 11/18/10 JP Morgan Securities LLC $5,652,900  $15,774,000,000 $33.00 $0.2475/share General Motors Co. Sanford C. Bernstein & Co, LLC

EQ/Global Multi-Sector Equity Portfolio (Morgan Stanley) 11/05/10 Goldman Sachs $18,005,000  $912,044,189 $27.70 1.35% Mail.ru Group Ltd Morgan Stanley & Co., International PLC

EQ/JPMorgan Value Opportunities Portfolio 11/18/10 Morgan Stanley and Company, Inc. New York $7,207,800  $15,774,000,000 $33.00  $0.2475/share General Motors Co. J.P. Morgan Securities Inc. and Sanford C. Bernstein & Co, LLC

EQ/Large Cap Value PLUS Portfolio (AllianceBernstein) 11/18/10 JP Morgan Chase $132,000,000  $15,774,000,000 $33.00 $0.2475/share General Motors Co. Sanford C. Bernstein & Co, LLC

EQ/Lord Abbett Growth and Income Portfolio 11/18/10 JP Morgan $33,000,000  $15,774,000,000 $33.00 $0.2475/share General Motors Co. Sanford C. Bernstein & Co, LLC

EQ/Lord Abbett Large Cap Core Portfolio 11/18/10 JP Morgan $33,000,000  $15,774,000,000 $33.00 $0.2475/share General Motors Co. Sanford C. Bernstein & Co, LLC

EQ/T. Rowe Price Growth Stock Portfolio 11/18/10 JP Morgan Chase $462,000,000  $15,774,000,000 $33.00 $0.2475/share General Motors Co. Sanford C. Bernstein & Co, LLC

EQ/UBS Growth and Income Portfolio 11/18/10 JP Morgan $49,500,000  $15,774,000,000 $33.00 $0.2475/share General Motors Co. Sanford C. Bernstein & Co, LLC

EQ/Van Kampen Comstock Portfolio (Invesco) 11/18/10 JP Morgan Securities $247,000,000  $15,774,000,000 $33.00 $0.2475/share General Motors Co. Sanford C. Bernstein & Co, LLC

EQ/Wells Fargo Advantage Omega Growth Portfolio 11/8/10 Merrill Lynch $24,450,000  $8,325,348,554 $163.00 2.00% BlackRock, Inc. Wells Fargo Securities LLC

EQ/T. Rowe Price Growth Stock Portfolio 12/08/10 Citigroup Global Markets, Inc. $3,040,850 $762,500,000 $30.50 3.40% Dollar General Corp. Sanford C. Bernstein & Co, LLC

EQ/Wells Fargo Advantage Omega Growth Portfolio 12/06/10 Morgan Stanley $17,400,000 $10,515,723,090 $4.35 0.40% Citigroup  Wells Fargo Securities LLC

EQ/Wells Fargo Advantage Omega Growth Portfolio 12/08/10 Citigroup Global Markets, Inc. $7,777,500 $762,500,000 $30.50 3.40% Dollar General Corp. Sanford C. Bernstein & Co, LLC